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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Trammell Crow Company Retirement Savings Plan of our report dated February 17, 2003, with respect to the consolidated financial statements and schedule of Trammell Crow Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Dallas, Texas March 27, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS